EXHIBIT 11
                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                        STATEMENT OF NET INCOME PER SHARE
                       (in thousands, except per share data)

                                                  THREE MONTHS ENDED             NINE MONTHS ENDED
                                                      MARCH 31,                    MARCH 31,
                                                  -------------------            -----------------
                                                   1997        1996             1997        1996
                                                  -----        ------           -----       ------
PRIMARY INCOME PER SHARE

Computation for statement of income

Net income per statement of income
       Income before extraordinary item        $ 16,105     $  7,623        $ 41,026     $ 15,997
       Extraordinary item                          (177)         -            (6,620)        -
                                               --------     --------        --------     --------
       Net income                              $ 15,928     $  7,623        $ 34,406     $ 15,997
                                               ========     ========        ========     ========

Weighted average
Common shares outstanding                        69,534       53,529          64,478       53,529

Adjustment to weighted average
   common shares outstanding:

       Add dilutive effect of:
            Employee Options                      3,959        4,941           4,205        4,455
                                                -------     --------         -------     --------

 Weighted average common shares and common
  equivalent shares outstanding, as adjusted     73,493       58,470          68,683       57,984
                                                =======     ========         =======     ========

Primary net income per common share:
       Income before extraordinary item        $    .22     $    .13        $    .60     $    .28
       Extraordinary item                         -            -                (.10)       -
                                               --------     --------        --------     --------
       Net income                              $    .22     $    .13        $    .50     $    .28
                                               ========     ========        ========     ========

FULLY DILUTED INCOME PER SHARE

Net income per statement of income
       Income before extraordinary item        $ 16,105     $  7,623        $ 41,026    $  15,997
       Extraordinary item                          (177)         -            (6,620)        -
                                               --------     --------        --------     --------
       Net income                              $ 15,928     $  7,623        $ 34,406    $  15,997
                                               ========     ========        ========     ========

Weighted average
Common shares outstanding                        69,534       53,529          64,478       53,529

Adjustment to weighted average
  common shares outstanding:

       Add fully dilutive effect of:
            Employee Options                      3,959        5,113           4,202        5,163
                                               --------     --------        --------     --------

Weighted average common shares and common
  equivalent shares outstanding, as adjusted     73,493       58,642          68,680       58,692
                                               ========     ========        ========     ========

Fully diluted net income per common share:
       Income before extraordinary item        $    .22     $    .13        $    .60     $    .27
       Extraordinary item                         -            -                (.10)       -
                                               --------     --------        --------     ---------
       Net income                              $    .22     $    .13        $    .50     $    .27
                                               ========     ========        ========     =========
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